EXHIBIT 99.1

Steel Partners Holdings to Present and Conduct One-on-One Meetings at Jefferies Global Industrials Conference

NEW YORK, N.Y. - July 25, 2018 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced it will present an overview of the company at the 2018 Jefferies Global Industrials Conference in New York City on Wednesday, August 8, 2018, at 8:40 a.m. Eastern Time. Steel Partners will conduct one-on-one meetings with investors throughout the day.

The live webcast can be accessed through a link on the "Investor Events" page on Steel Partners' website at www.steelpartners.com. A replay of the event will be archived on the company’s website for 90 days after the live presentation.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

For more information, contact:
PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com